UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 10, 2012

INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-34400	98-0626632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170/175 Lakeview Dr. Airside Business Park Swords, Co. Dublin Ireland
(Address of principal executive offices, including zip code)

+ (353) (0) 18707400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective August 13, 2012, the Board of Directors (the “Board”) of Ingersoll-Rand plc (the “Company”) elected Nelson Peltz to serve as an independent director on the Company's Board. The Board also appointed Mr. Peltz to serve as a member of the Board's Corporate Governance and Nominating Committee and Finance Committee.
Mr. Peltz will participate in the non-management director compensation program described on pages 18 through 20 of the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 23, 2012.
In connection with Mr. Peltz's election to the Board, the Company, Mr. Peltz and Trian Fund Management, L.P. entered into a letter agreement, which is incorporated herein by reference to Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

Exhibit	Description

99.1	Letter Agreement, dated August 10, 2012, by and among Ingersoll-Rand plc, Nelson Peltz and Trian Fund Management, L.P.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND PUBLIC LIMITED COMPANY

Date: August 13, 2012	/s/ Barbara A. Santoro
Barbara A. Santoro
Vice President – Corporate Governance and Secretary

Exhibit Index

Exhibit	Description

99.1	Letter Agreement, dated August 10, 2012, by and among Ingersoll-Rand plc, Nelson Peltz and Trian Fund Management, L.P.